Exhibit 99.1

LINDBLAD EXPEDITIONS HOLDINGS, INC. APPOINTS ANNETTE REAVIS AND ANDY STUART TO ITS BOARD OF DIRECTORS

NEW YORK, NY – JULY 18, 2024 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad Expeditions”), recognized global leader of adventure travel and the pioneer of modern expedition cruising, today announced that its Board of Directors has appointed Annette Reavis, innovative people leader, and Andrew “Andy” Stuart, celebrated cruise industry executive, as two new independent directors. With these appointments, the Lindblad Expeditions Board will increase from 10 to 11 directors, nine of whom are independent.

Ms. Reavis currently serves as Chief People Officer at CrossFit, LLC where she serves as a prominent human resources leader and business partner. During a decade with Meta, from 2010 to 2020, Ms. Reavis served as VP of Human Resources / HR Business Partner, playing an integral role in the company’s growth from 1,400 to over 40,000 employees. Throughout her career, Ms. Reavis has served as a strategic partner for business and people operations, policies and organization design at companies including Envoy, and start-ups, Athos and Root.

Mr. Stuart is a recognized cruise industry veteran who served as President and Chief Executive Officer and several other executive level positions over his 31-year tenure at Norwegian Cruise Line Holdings Ltd. (“Norwegian Cruise Line”) and was instrumental in many of the company’s significant achievements and innovations. Most recently, he served as advisor to the President and Chief Executive Officer of Norwegian Cruise Line until 2020. Mr. Stuart has also served as Chairman of the Cruise Lines International Association and on the Board of Directors of Global Ports Holding.

Mark D. Ein, Chairman of the Board, said, “Our Board of Directors has been extremely valuable to the evolution of Lindblad Expeditions, bringing a broad and wide range of expertise, accomplishments and experiences to help guide the Company. Today, we are thrilled to add two extraordinary new members to our Board, Annette Reavis and Andy Stuart, who will bring important new perspectives and experiences that will prove immensely valuable. We would also like to thank Bernie Aronson for the significant wisdom and insight that he brought to Lindblad Expeditions during his tenure on our Board.”

Sven-Olof Lindblad, Founder and Chief Executive Officer of Lindblad Expeditions and a member of the Board, added, “We believe Annette’s proven track record leading successful people-first international growth for both tech giants and zealous start-ups, paired with Andy’s decades-long experience at the helm of one of the largest cruise lines in the world, will provide a fresh perspective vital to our Company’s next phases of growth. Their vast and varied experience will be integral to helping Lindblad chart new courses, and further solidify the Company’s leadership positioning and pioneer status in an ever-changing expedition industry.”

Ms. Reavis stated, “I am honored to join Lindblad’s Board and participate in shaping the future of travel and exploration. This is a true founder-influenced company, and I am excited to preserve its amazing legacy while contributing to the future evolution of bringing joy to countless future travelers.”

Mr. Stuart commented, “I have long been an admirer of the Lindblad Expeditions brand, so the opportunity to join the Board as the Company continues to grow both cruise capacity and innovative land options, is one I am honored and excited to have been offered. I am looking forward to being a part of the journey of a company that brings the most immersive, rewarding and transformational journeys of discovery to the world's most remote and sought after destinations.”

Mr. Aronson said, “The true value of a company is defined in its corporate culture. By that measure, Lindblad Expeditions is in very good hands indeed. I want to thank my fellow directors, the officers and the staff for the many kindnesses they showed me. Needless to say, I will always be proud of my service on the Lindblad Board and will be ready to be of help in any way.”

About Annette Reavis:

Annette Reavis is a highly accomplished and dynamic senior executive with more than 25 years of HR and business experience. She has led the human resources functions at companies ranging from Facebook, where she helped expand the organization by 28x, to Envoy and Root, where she was responsible for all aspects of people operations, policies, and organizational design. She is currently the Chief People Officer at CrossFit LLC.

With deep experience serving as a strategic partner to various CEOs and motivating and retaining top-notch talent through career counseling, culture, and performance-based incentives, Annette is an inspirational leader who empowers teams by increasing communication and cooperation. A natural truth-teller who is comfortable having tough conversations, Annete’s well-rounded approach draws upon expertise in change management, organizational behavior, and collaborative decision-making.

Annette has partnered with Boards and CEOs to help manage executive leadership changes, reductions in force, and team building. She takes pride in having coached and mentored numerous senior leaders through times of change, helping them grow from good to great, then from great to greater.

About Andy Stuart:

Andy Stuart is a travel industry veteran with more than 30 years’ experience as a leader in the cruise industry. Using his recognized experience, Mr. Stuart works as an advisor for companies inside and outside of the travel industry and has served on boards of a number of companies, including Global Ports Holding, the world's largest cruise port operator, and the Boys and Girls Club of Miami Dade.

From 1988 – 2019, Mr. Stuart was with Norwegian Cruise Line, most recently serving as President and Chief Executive Officer for the brand, where he was responsible for ensuring that the company produced industry leading financial results while bringing new ideas and ways of doing business that improved guest satisfaction and team member involvement. During his 31-year tenure at Norwegian Cruise Line, Mr. Stuart held several key executive positions and was instrumental in building the brand and strengthening relationships with travel partners, and also served a stint as Chairman of the Cruise Lines International Association (CLIA).

About Lindblad Expeditions Holdings, Inc.:

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and land-based travel through its subsidiaries, Natural Habitat, Inc. (“Natural Habitat”), Off the Beaten Path LLC (“Off the Beaten Path”), DuVine Cycling + Adventure Co. (“DuVine”) and Classic Journeys, LLC (“Classic Journeys”).

Lindblad Expeditions works in collaboration with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and promote conservation and sustainable tourism around the world. The educationally oriented voyages of Lindblad Expeditions-National Geographic allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat's adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Classic Journeys is a luxury cultural walking tour company that operates a portfolio of curated tours centered around cinematic walks led by expert local guides. Classic Journeys offers active small-group and private custom journeys in over 50 countries around the world.

DuVine designs and leads luxury bike tours in the world's most amazing destinations, from Italy's sun-bleached villages and the medieval towns of Provence to Portugal's Douro Valley and the vineyards of Napa, California. Guests bike, eat, drink, and sleep their way through these regions and many more while sampling the finest cuisine, hotels and wine.

Off the Beaten Path is an outdoor, active travel company offering guided small group adventures and private custom journeys that connect travelers with the wild nature and authentic culture of their destinations. Off the Beaten Path's trips extend across the globe, with a focus on exceptional national park experiences in the Rocky Mountains, Desert Southwest and Alaska.

Media Contact:

Bradley Norman, Lindblad Expeditions: bradleyn@expeditions.com

SOURCE Lindblad Expeditions Holdings, Inc.

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